FOR IMMEDIATE RELEASE
DATE: October 14, 2020

XENIA HOTELS & RESORTS ANNOUNCES UPSIZING AND PRICING OF SENIOR SECURED NOTES

Orlando, FL – October 14, 2020 - Xenia Hotels & Resorts, Inc. (NYSE: XHR) (“Xenia” or the “Company”) today announced that its operating partnership, XHR LP (the “Issuer”), has successfully priced its offering of $200 million aggregate principal amount of 6.375% senior secured notes due 2025 (the “Notes”) at a price equal to 100.25% of face value. The offering is expected to close on October 20, 2020, subject to customary closing conditions. The Notes, which will pay interest semi-annually, have a fixed annual interest rate of 6.375% and will mature on August 15, 2025. The Notes will be senior secured obligations of the Issuer and will be fully and unconditionally guaranteed by the Company and certain of the Issuer’s subsidiaries that incur or guarantee the credit facilities or certain other indebtedness of the Issuer, subject to the terms of the indenture governing the Notes.

The offering has been upsized from the previously announced amount of $150 million. The Issuer intends to use the net proceeds of the offering, along with cash on hand, to repay its two term loans maturing in 2022 in full. Concurrently with the closing of this transaction and the payoff of the term loans, the recently announced amendments to the Company's remaining corporate credit facilities will become effective.

The Notes are being offered as “additional notes” under an existing indenture, dated August 18, 2020, pursuant to which the Issuer previously issued $300 million in aggregate principal amount of its 6.375% senior secured notes due 2025 (the “Existing Notes”). The Notes will have identical terms (other than issue date and offering price) as the Existing Notes.

The Notes and the related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction. The Notes may not be offered or sold in the United States absent registration or pursuant to an exemption from, or in a transaction not subject to, registration. The Notes will be offered and sold only to persons reasonably believed to be “qualified institutional buyers” in accordance with Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Xenia Hotels & Resorts, Inc.
Xenia Hotels & Resorts, Inc. is a self-advised and self-administered REIT that invests in uniquely positioned luxury and upper upscale hotels and resorts, with a focus on the top 25 U.S. lodging markets as well as key leisure destinations in the United States. The Company owns 38 hotels comprising 11,024 rooms across 16 states. Xenia’s hotels are in the luxury and upper upscale segments, and operated and/or licensed by industry leaders such as Marriott, Hyatt, Kimpton, Fairmont, Loews, and Hilton, as well as leading independent management companies including The Kessler Collection and Sage Hospitality. For more information on Xenia’s business, refer to the Company website at www.xeniareit.com.

|US-DOCS\117213899.5||

This press release contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended . You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the completion and timing of the proposed offering and the use of proceeds therefrom, the status and outcome of certain asset sale transactions, the suspension of operations at our hotel properties, the anticipated impact of the COVID-19 pandemic on travel, transient and group demand, the anticipated impact of such pandemic on our results of operations, and the resulting amount of cancellation and attrition fees and cost-containment efforts. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 pandemic, including on the demand for travel, transient and group business (including, but not limited to, government-imposed travel or meeting restrictions), and levels of consumer confidence in the safety of travel as a result of the pandemic; the length of the COVID-19 pandemic and severity of such pandemic in the United States; the pace of economic recovery and the recovering of consumer confidence following the COVID-19 pandemic; our ability to implement cost-containment strategies; the adverse effects of the COVID-19 pandemic on our business or the market price of our common stock; and our ability to service, restructure or refinance our debt; our ability to be in compliance with our debt covenants; our ability to access capital on acceptable terms or at all and uncertainty in both the debt and equity capital markets; and the outcome of legal proceedings or other disputes. Other factors that could cause results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and its Current Reports on Form 8-K. Except as required by law, the Company does not undertake, and hereby disclaims, any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Contact:
Lisa Ramey, Vice President Finance, Xenia Hotels & Resorts, (407) 246-8111

###

2